                                                                    EXHIBIT 99
                                                                    ----------

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP

                         FORM 10-QSB SEPTEMBER 30, 1997

Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of cash available for distribution for the three months ended September 30, 1997:

       Net Loss                                                    $    (19,000)
       Add:     Depreciation and amortization                            46,000
                Cash from reserves                                        2,000
       Less:    Equity in income of Local Limited Partnerships           (2,000)
                                                                  -------------
       Cash Available for Distributions                           $      27,000
                                                                  =============
       Distributions allocated to General Partners                $       2,000
                                                                  =============
       Distributions allocated to Limited Partners                $      25,000
                                                                  =============


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1997:

             Entity Receiving                                      Form of
               Compensation                                     Compensation                              Amount
             ----------------                    -------------------------------------------            -----------
              General Partners                   Interest in Cash Available for Distribution             $  2,000

              WFC Realty Co., Inc.
              (Initial Limited Partner)          Interest in Cash Available for Distribution             $      5

                                    12 of 12